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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR

The Board of Directors
Harman International Industries, Incorporated:

  We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


Los Angeles, California                   /s/ KPMG Peat Marwick LLP
June 6, 1997                              KPMG Peat Marwick LLP